UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(B) OR (G) OF THE
SECURITIES EXCHANGE ACT OF 1934

MongoDB, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	26-1463205
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

229 W. 43rd Street, 5th Floor New York, NY	10036
(Address of principal executive offices)	(Zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of exchange on which each class is to be registered

Class A Common Stock, $0.001 par value per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.   ☐

Securities Act registration statement number to which the form relates:  333-220557

Securities to be registered pursuant to Section 12(g) of the Act:   None

Item 1.           Description of Registrant’s Securities to be Registered.

MongoDB, Inc. (the “Registrant”) hereby incorporates by reference the description of its Class A Common Stock, $0.001 par value per share, to be registered hereunder contained under the heading “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-1 (File No. 333-220557), as originally filed with the Securities and Exchange Commission (the “Commission”) on September 21, 2017, as subsequently amended (the “Registration Statement”), and in the related prospectus included in the Registration Statement to be filed separately by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus shall be deemed to be incorporated by reference herein.

Item 2.           Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

MONGODB, INC.

Date: October 10, 2017	By:	/s/ Dev Ittycheria
Dev Ittycheria
President and Chief Executive Officer